          EXHIBIT 11--STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                     WHIRLPOOL CORPORATION AND SUBSIDIARIES

                (MILLIONS OF DOLLARS EXCEPT EARNINGS PER SHARE)

                                                          1994   1993    1992
                                                         ------ ------  ------
Primary
  Average Shares Outstanding............................   74.2   71.1    69.8
  Treasury Method (Average Market Price)
    Stock Options.......................................    1.0    1.2     0.7
    Restricted Stock (RSVP).............................    0.3    --      --
                                                         ------ ------  ------
  Primary Average Shares Outstanding....................   75.5   72.3    70.5
                                                         ====== ======  ======
  Net Earnings Before Cumulative Effect of Accounting
   Change............................................... $158.3 $230.7  $204.7
  RSVP Amortization, net of tax.........................    --     --      --
                                                         ------ ------  ------
  Primary Net Earnings Before Cumulative Effect of
   Accounting Change.................................... $158.3 $230.7  $204.7
                                                         ====== ======  ======
  Earnings Per Share Before Cumulative Effect of
   Accounting Change.................................... $ 2.10 $ 3.19  $ 2.90
                                                         ====== ======  ======
  Less Cumulative Effect of Accounting Change........... $  --  $(2.52) $  --
                                                         ====== ======  ======
  Earnings Per Share.................................... $ 2.10 $ 0.67  $ 2.90
                                                         ====== ======  ======
Fully Diluted
  Average Shares Outstanding............................   74.2   71.1    69.8
  Treasury Method (Average Market Price or End of
   Period, whichever is greater):
    Stock Options.......................................    1.2    2.0     1.3
    Restricted Stock....................................    0.3    --      --
  Assumed Conversion of Debt (4,885 shares issued May
   1991)..................................................  2.2    3.3     4.9
                                                         ------ ------  ------
  Fully Diluted Average Shares Outstanding..............   77.9   76.4    76.0
                                                         ====== ======  ======
  Net Earnings Before Cumulative Effect of Accounting
   Change............................................... $158.3 $230.7  $204.7
  Interest Expense, net of tax..........................    4.3    7.3     7.6
  RSVP Amortization, net of tax.........................    --     --      --
                                                         ------ ------  ------
  Fully Diluted Net Earnings Before Cumulative Effect of
   Accounting Change.................................... $162.6 $238.0  $212.3
                                                         ====== ======  ======
  Earnings Per Share Before Cumulative Effect of
   Accounting Change.................................... $ 2.09 $ 3.11  $ 2.79
                                                         ====== ======  ======
  Net Earnings.......................................... $158.3 $ 50.7  $204.7
  Interest Expense, net of tax..........................    4.3    7.3     7.6
  RSVP Amortization, net of tax.........................    --     --      --
                                                         ------ ------  ------
  Fully Diluted Net Earnings............................ $162.6 $ 58.0  $212.3
                                                         ====== ======  ======
  Earnings Per Share.................................... $ 2.09 $ 0.67* $ 2.79
                                                         ====== ======  ======

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*Since the fully diluted net earnings per share is anti-dilutive, the primary net earnings per share is presented.